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                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549

                                   FORM 8-K

                                CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest event reported):  June 22, 2001 (June 21, 2001)


                          AMERICAN TOWER CORPORATION
              (Exact Name of Registrant as Specified in Charter)


        Delaware                      001-14195               65-0723837
(State or Other Jurisdiction   (Commission File Number)     (IRS Employer
 of Incorporation)                                        Identification No.)

                             116 Huntington Avenue
                         Boston, Massachusetts  02116
             (Address of Principal Executive Offices)  (Zip Code)

                                (617) 375-7500
             (Registrant's telephone number, including area code)

                                Not Applicable
         (Former name or former address, if changed since last report)
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ITEM 5.  OTHER EVENTS.

     On June 21, 2001, American Tower Corporation (the "Company") issued a press release, which appears as part of Exhibit 99.1, regarding revised information about its fiscal year 2001 outlook. The first, second, fourth, fifth, sixth, and seventh paragraphs and all of the third paragraph except for the last two sentences of that press release are incorporated by reference into this Item 5 of this Report and filed with the Commission.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c)  Exhibits

Exhibit No.     Item
------------    -----
99.1            Press release, dated as of June 21, 2001 regarding
                revised information about its fiscal year 2001 outlook.

ITEM 9.  REGULATION FD DISCLOSURE.

     The title, the last two sentences of the third paragraph and the information provided in the table entitled "Revised 2001 Quarterly and 2001 Fiscal Year Outlook", of that press release, which appears as part of Exhibit 99.1, are incorporated by reference into this Item 9 of this Report and are furnished with the Commission.

     The furnishing of this information is not intended to constitute a representation that such information is material or that it is required to be disclosed under Regulation FD. In addition, all of the information in Exhibit
99.1 is presented as of June 21, 2001, and the Company undertakes no obligation to update this information, including forward-looking statements, to reflect subsequently occurring events or circumstances.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          AMERICAN TOWER CORPORATION
                                                 (Registrant)

Date:   June 22, 2001                     By: /s/  Justin D. Benincasa
                                             -----------------------------------
                                             Name:   Justin D. Benincasa
                                             Title:  Senior Vice President and
                                                     Corporate Controller

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                                 EXHIBIT INDEX


Exhibit No.     Description
------------    ------------
99.1            Press release, dated as of June 21, 2001 regarding
                revised information about its fiscal year 2001 outlook.

                                       3